                                 COMPURAD, INC.

                                   EXHIBIT 99

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS


The Company wishes to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this cautionary statement in connection with such safe harbor legislation. The Company's Form 10-KSB, this Form 10-QSB, any other Form 10-QSB, any Form 8-K, or any other written or oral statements made by or on behalf of the Company may include forward looking statements which reflect the Company's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward looking statements.

The Company cautions investors that any forward looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, the Risk Factors discussed in the Company's prospectus, dated August 28, 1996, filed with the Securities and Exchange Commission. Though the Company has attempted to list comprehensively these important factors, the Company cautions investors that other factors may in the future prove to be important in affecting the Company's results of operations. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from forward looking statements. In addition, the results of operations for interim periods are not necessarily indicative of the results to be expected for a full fiscal year.

Investors are further cautioned not to place undue reliance on such forward looking statements as they speak only of the Company's views as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.